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                                                                      Exhibit 24



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Butler International, Inc. on Form S-3 of our reports dated March 14, 1995, appearing in the Annual Report on Form 10-K of Butler International, Inc. for the year ended December 31, 1994.



Deloitte & Touche LLP
Parsippany, New Jersey
May 18, 1995